Registration No. 33 -
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                              BABY SUPERSTORE, INC.
             (Exact name of registrant as specified in its charter)

      SOUTH CAROLINA                                             57-0527831
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                          Identification Number)

1201 WOODS CHAPEL ROAD
DUNCAN, SOUTH CAROLINA                                                   29334
(Address of principal executive offices)                            (Zip code)


                              BABY SUPERSTORE, INC.
                  1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the plan)


                               LINDA M. ROBERTSON
                      PRESIDENT AND CHIEF OPERATING OFFICER
                             1201 WOODS CHAPEL ROAD
                          DUNCAN, SOUTH CAROLINA 29334
                                 (864) 968-9292
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
    TITLE OF EACH CLASS                                  PROPOSED MAXIMUM            PROPOSED MAXIMUM
     OF SECURITIES TO            AMOUNT TO BE             OFFERING PRICE            AGGREGATE OFFERING             AMOUNT OF
       BE REGISTERED             REGISTERED(1)             PER SHARE(2)                  PRICE(2)              REGISTRATION FEE
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
Common Stock, no
par value per share.......          120,000                  $24 9/16                   $2,947,500                   $894
====================================================================================================================================

(1) PURSUANT TO RULE 416(A), THIS REGISTRATION STATEMENT ALSO REGISTERS SUCH INDETERMINATE NUMBER OF ADDITIONAL SHARES AS MAY BECOME ISSUABLE UNDER THE PLAN IN CONNECTION WITH SHARE SPLITS, SHARE DIVIDENDS, AND SIMILAR TRANSACTIONS.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(C) AND (H) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE REGISTRANT'S COMMON STOCK ON THE NASDAQ NATIONAL MARKET ON JANUARY 3, 1997.
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



                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1996;

         (b) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year ended January 31, 1996; and

         (c) The description of the common stock, no par value, of the Registrant contained in the Registrant's Registration Statement on Form S-1 (File no. 33-82236), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         As permitted by the South Carolina Business Corporations Act of 1988, as amended, the Registrant's Amended and Restated Articles of Incorporation provide that a director of the Registrant shall not be personally liable to the Registrant or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) for any unlawful distribution as set forth in the Code of Laws of South Carolina or (iv) for any transaction from which the director derived an improper personal benefit. These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions eliminate the right to recover monetary damages from directors except in limited circumstances, rights to seek injunctive or other non-monetary relief is not eliminated.

         The Registrant's Bylaws set forth certain indemnification provisions as a contractual right of the Registrant's directors, officers and agents.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the arrangements described above, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits listed on the Exhibit Index to this Registration Statement are incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

         (a) RULE 415 OFFERINGS. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement;

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to
                  Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.


                                   Page II - 2

         (b) INCORPORATION OF SUBSEQUENT EXCHANGE ACT DOCUMENTS. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) INDEMNIFICATION OF MANAGEMENT AND CONTROL PERSONS. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Page II - 3

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duncan, State of South Carolina, on January 6, 1997.

                               BABY SUPERSTORE, INC.

                               By: /s/ Jack P. Tate
                                   Jack P. Tate, Chairman of the Board and
                                            Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                         TITLE                                 DATE

 /s/ Jack P. Tate                              Chairman of the Board and Chief                      January 6, 1997
------------------------------------
Jack P. Tate                                   Executive Officer

 /s/ Linda M. Robertson                        President, Chief Operating Officer                   January 6, 1997
---------------------------------
Linda M. Robertson                             and Director


 /s/ Jodi L. Taylor                            Chief Financial Officer and                          January 6, 1997
------------------------------------
Jodi L. Taylor                                 Treasurer (principal financial and
                                               accounting officer)


 /s/ Robert E. Howard                          Director                                             January 6, 1997
---------------------------------
Robert E. Howard


 /s/ Kenneth G. Langone                        Director                                             January 6, 1997
---------------------------------
Kenneth G. Langone


 /s/ Roger G. Owens                            Director                                             January 6, 1997
---------------------------------
Roger G. Owens


 /s/ Thomas L. Teague                          Director                                             January 6, 1997
---------------------------------
Thomas L. Teague



                                   Page II - 4

                                  EXHIBIT INDEX


    Exhibit
    Number                                          Description

      5.1        Opinion of Nexsen Pruet Jacobs & Pollard, LLP.

     23.1        Consent of Deloitte & Touche LLP

     23.2 Consent of Nexsen Pruet Jacobs & Pollard, LLP (included in their opinion filed as Exhibit 5.1).